Exhibit 99.2
Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution
The following table sets forth those expenses incurred by Univest Corporation of Pennsylvania (the “Company”) in connection with the issuance and distribution of 2,950,000 shares of the Company’s common stock, par value $5.00 per share, pursuant to the Company’s registration statement previously filed with the Securities and Exchange Commission on Form S-3 (File No. 333-159084), other than underwriting discounts and commissions. All the expenses are estimates.

Accounting Fees and Expenses	$175,000
Legal Fees and Expenses	55,000
Printing Expenses	40,000
Total	$270,000